UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

ACTEL CORPORATION
(Exact name of registrant as specified in its charter)

California	0-21970	77-0097724
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2061 Stierlin Court Mountain View, California	94043-4655
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 318-4200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Actel Corporation (“Actel” or “the Company”) was held on May 24, 2010. At the Annual Meeting, our shareholders (i) elected Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected; and (ii) ratified the appointment of Ernst & Young LLP as our registered public accounting firm for the fiscal year ending January 2, 2011.

The vote on election of Directors was as follows:

Nominee	For	Withheld	Abstentions	Broker Non-Votes
John C. East	20,208,064	315,704	0	0
James R. Fiebiger	19,395,215	1,128,553	0	0
Jacob S. Jacobsson	20,192,479	331,289	0	0
Patrick W. Little	20,178,406	345,362	0	0
J. Daniel McCranie	17,760,879	2,762,889	0	0
Jeffrey C. Smith	20,253,290	270,478	0	0
Robert G. Spencer	20,103,266	420,502	0	0
Eric J. Zahler	20,252,322	271,446	0	0

The vote on ratification of the appointment of Ernst & Young LLP was as follows:

For	Against	Abstentions	Broker Non-Votes
25,258,407	85,787	366	0

Item 8.01	Other Events.

As previously disclosed, on February 2, 2010, Actel and John C. East entered into a Transition Agreement under which Mr. East retired as President and Chief Executive Officer of the Company and as a member of the Board of Directors effective upon the start date of his successor (the “Termination Date”). The Board has formed a committee to search for a successor President and Chief Executive Officer and Mr. East is participating in the search, which includes both internal and external candidates. Mr. East will remain in his current roles until the Termination Date, and will then serve as a consultant until August 2, 2011. During the employment and consulting periods, Mr. East will receive his current base salary, a 2010 annual bonus, and a pro-rated 2011 annual bonus. At the end of the consulting period, his unvested stock awards will vest and any remaining stock options and stock appreciation rights will be exercisable for two years from the Termination Date. The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Transition Agreement, which was filed as Exhibit 10.1 to Actel’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2010.

On May 26, 2010, Mr. East adopted a Rule 10b5-1 sales plan to sell Actel stock acquired through the exercise of employee stock options and stock appreciation rights during the period beginning August 25, 2010, and ending two years after the Termination Date. The sales plan was adopted in accordance with the requirements of Rule 10b5-1 under the Securities and Exchange Act of 1934 and the Company’s insider trading policy. Subject to the limitations set forth in Mr. East’s Rule 10b5-1 sales plan, the broker administering the plan is authorized to sell Actel shares in volumes and at times determined independently by the broker, including times when Mr. East could not sell Actel shares under the Company’s insider trading policy or due to the possession of material non-public information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTEL CORPORATION

Date: May 27, 2010	By:	/s/ Maurice E. Carson
Maurice E. Carson Executive Vice President & Chief Financial Officer

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